EXHIBIT 99.1


                                  CERTIFICATION

     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Capital Dome, Inc. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-QSB for the quarter ending October 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Wayne Ford
--------------
Name: Wayne Ford
Title: President
December 11, 2002

The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.


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                                  CERTIFICATION

     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Capital Dome, Inc. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-QSB for the quarter ending October 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Samuel Slavens
------------------
Name: Samuel Slavens
Title: Chief Accounting Officer
December 11, 2002

The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.